UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3404176
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-34620

(Commission File Number)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 621-7722

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2017, Thomas Graney notified Ironwood Pharmaceuticals, Inc. (the “Company”) that he will step down from his position as Chief Financial Officer and Senior Vice President, Finance and Corporate Strategy of the Company effective September 13, 2017 (the “Transition Date”).  Beginning on the Transition Date, Gina Consylman, the Company’s current Vice President of Finance and Chief Accounting Officer, will serve as the Company’s interim Chief Financial Officer.

Ms. Consylman, age 45, has served in her current position at the Company since August 2015, and previously served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer from June 2014 to July 2015.  Prior to joining the Company, Ms. Consylman served as Vice President, Corporate Controller and Principal Accounting Officer of Analogic Corporation, a publicly held healthcare and security technology solutions company, from February 2012 to June 2014, where she oversaw Analogic’s global accounting team.  Prior to joining Analogic, Ms. Consylman served in various corporate accounting roles at Biogen Inc., a publicly held global biotechnology company, from November 2009 to February 2012, culminating in her service as Senior Director, Corporate Accounting where she was responsible for the accounting teams for the corporate and U.S. commercial business units.  Ms. Consylman has also served in various other finance and accounting roles, including Corporate Controller at Varian Semiconductor Equipment Associates, Inc. (subsequently acquired by Applied Materials, Inc.).  She also previously held audit positions with PricewaterhouseCoopers LLP and Ernst & Young LLP. Ms. Consylman, a Certified Public Accountant, holds a Bachelor of Science degree in accounting from Johnson & Wales University and a Masters of Science degree in taxation from Bentley College.

There is no arrangement or understanding between Ms. Consylman and any other person pursuant to which she was selected as the Company’s interim Chief Financial Officer. There is no family relationship between Ms. Consylman and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Consylman is not, and has not been since January 1, 2016, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On September 6, 2017, the Company issued a press release announcing that Mr. Graney will step down as Chief Financial Officer and Senior Vice President of Finance and Corporate Strategy of the Company and the appointment of Ms. Consylman as the interim Chief Financial Officer of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 6, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: September 6, 2017	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief Legal Officer and Secretary

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